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                                                                    Exhibit 4.11

                             SUBORDINATION AGREEMENT
                             -----------------------

         THIS SUBORDINATION AGREEMENT is made this 5th day of October, 2000, by SOCIETE EUROPEENNE DE PRODUITS REFRACTAIRES, as Trustee for those Persons identified on Schedule I (the "Subordinated Creditor"), and UNIFRAX CORPORATION, a Delaware corporation (the "Borrower"), in favor of CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to PNC Bank, National Association), as Trustee, its successors and assigns (the "Trustee"), and the "Noteholders" (as that term is defined in the Indenture which is defined below) .

                                    RECITALS
                                    --------

         A. The Borrower, the Trustee and the Noteholders have entered into the Indenture (as that terms is defined below).


         B. Under the terms of that certain Stock and Asset Purchase Agreement dated July 27, 2000 (as amended, the "Purchase Agreement"), by and among the Subordinated Creditor and others as sellers, and the Borrower and others as buyers, the execution and delivery of this Agreement is a condition precedent to the Borrower's obligation to close the purchase described in the Purchase Agreement.

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the foregoing, the Subordinated Creditor and the Borrower jointly and severally represent and agree with the Trustee and the Noteholders as follows:

                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

         Section 1.1 SPECIFIC DEFINITIONS.

         As used in this Agreement, the terms defined in the preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

         "Bankruptcy Code" means The Bankruptcy Code of 1978, as amended from time to time (11 U.S.C. Sections 101 et seq.), and any replacement or successor act that has a substantially similar purpose.

         "Borrower" has the meaning set forth in the initial paragraph to this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.


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         "Collateral" means any and all property, real, personal property or otherwise, that is subject to Liens that secure the Senior Note Indebtedness; provided, however, the same shall be subject to the provisions of Section 2.2.4 (Senior Credit Agreement).

         "Credit Agreement" means that certain Credit Agreement dated of even date herewith, as amended, modified, restated, substituted, extended and renewed at any time and from time to time, by and among the Borrower, other parties who may be identified from time to time therein as "Borrowers," Bank of America, N.A., a national banking association, its successors and assigns as the "Agent" thereunder, and the parties who may be identified from time to time therein as "Lenders," and each of their respective successors and assigns.

          "Default Notice" means (a) a notice from the Trustee to the Subordinated Creditor stating that an Event of Default exists under the Senior
Note Indebtedness and whether that Event of Default is a payment default or another default, or (b) a notice from the Subordinated Creditor to the Trustee stating that a payment default exists under the Subordinated Indebtedness.

         "Indenture" means that certain Indenture dated as of October 15, 1996, between the Trustee and the Borrower.

          "Insolvency Proceeding" means any receivership, conservatorship, general meeting of creditors, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding or action by or against the Borrower for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, the Borrower or any substantial part of its properties or assets, including, without limitation, proceedings under the Bankruptcy Code, or under other federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

         "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Person" means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

         "Security" means any security agreement, pledge, pledge agreement, guaranty agreement, mortgage, deed of trust, deed to secure debt, trust deed, land trust, indenture, indemnity deed of trust, indemnification agreement, proceeding IN REM, reimbursement agreement, financing statement, purchase agreement, conditional sales contract, installment sales contract, collateral agreement, financing lease, letter of credit, bond, loan agreement, hypothecation agreement, deposit, financing statement or assignment, and also means any agreement, document, security device or arrangement, document, statutory lien, lien arising by operation of law, judgment or

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other lien, right of setoff, encumbrance, proceeding or other document or right, in whatever form or however arising, whether similar or dissimilar to the foregoing which directly or indirectly secures or enforces payment or performance of any Person against, or otherwise encumbers or gives notice of an encumbrance upon, the real property, personal property, rights or assets of any Person.

         "Senior Credit Agreement" shall mean the Credit Agreement, and any successor to or replacement of the Credit Agreement (including, without limitation, any agreement pursuant to which the Borrower issues debt securities senior to the "Subordinated Indebtedness" (as that term is defined in the Credit Agreement)) and all or part of the credit facilities provided thereunder, as each such successor, replacement or agreement may from time to time be entered into, amended, renewed, supplemented, succeeded, replaced, or otherwise modified in accordance with the terms of this definition.

         "Senior Credit Subordination Agreement" means that certain Subordination Agreement dated the same date as this Agreement and as amended, modified, restated, substituted, extended and renewed from time to time, from the Subordinated Creditor and the Borrower in favor of the Bank of America, N.A., a national banking association, its successors and assigns as the "Agent" thereunder, and the parties who may be identified from time to time therein as "Lender," and each of their respective successors and assigns.

         "Senior Indenture" shall mean the Indenture, and any successor to or replacement of the Indenture (including, without limitation, any agreement pursuant to which the Borrower issues debt securities senior to the Subordinated Indebtedness) and all or part of the credit facilities provided thereunder, as each such successor, replacement or agreement may from time to time be entered into, amended, renewed, supplemented, succeeded, replaced, or otherwise modified in accordance with the terms of this definition.

         "Senior Note Documents" means the collective reference to each and every note, instrument, security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, indemnity deed of trust, loan agreement, hypothecation agreement, indemnity agreement, letter of credit application, assignment, or any other document (whether similar or dissimilar to any of the foregoing) previously, simultaneously or hereafter executed and delivered by the Borrower or any other Person, singly or jointly with another Person or Persons, in connection with any of the Senior Note Indebtedness, including, without limitation, the "Loan Documents" as defined in the Indenture, all as amended, modified, restated, substituted, extended and renewed at any time and from time to time.

          "Senior Note Indebtedness" means all indebtedness, liabilities and obligations of the Borrower under the Senior Indenture of every kind and nature whatsoever, whether now existing or hereafter arising or created at any time including, without limitation, such indebtedness, liabilities and obligations of the Borrower under the Senior Indenture (a) which are direct, indirect, contingent, primary, secondary, alone, jointly with others, acquired directly or by assignment, due, to become due, unsecured, secured, future advances, incurred or assumed, (b) which are evidenced by the Senior Notes, (c) which are claims of subrogation, indemnification, reimbursement or contribution of the Trustee and/or the Noteholders against the Borrower or any other Person relating in any manner to obligations of the Borrower or the Security in respect of the indebtedness,

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liabilities and obligations included in this definition, (d) which are claims of whatever nature and whenever arising on account of the avoidance of payments or other transfers to or for the benefit of the Trustee and/or the Noteholders in Insolvency Proceedings or otherwise, or (e) which are claims (including, without limitation, claims arising or accruing after the commencement of Insolvency Proceedings by or against the Borrower or any assets of the Borrower, whether or not such claims are allowed) for principal, interest, expense payments, liquidation costs, and attorneys' fees and expenses, all of the foregoing whether arising under contract, by tort, at law, in equity or otherwise.

         "Senior Notes" means the 10 1/2% Senior Notes due 2003 issued by the Borrower in the original aggregate principal amount of $100,000,000 pursuant to the Indenture.

         "Standstill Period" shall mean any period during which the Borrower is subject to any Insolvency Proceeding and also any period commencing from the date of a Default Notice from the Trustee and continuing until:

         (a) the Senior Note Indebtedness is paid and satisfied in full (or until the default is sooner cured within any applicable grace period or cured with the unconditional permission of the Trustee and the Noteholders), if a default under the Trustee's Default Notice is a payment default under the Senior
Note Indebtedness or is a default arising on account of the Subordinated Creditor's receipt of a payment, distribution or other consideration in violation of this Agreement or the Senior Note Documents; or

         (b) in the case of any other default under a Default Notice from the Trustee, 180 days after the Default Notice or the earliest of (i) 180 days after the Default Notice MINUS the number of days in all other Standstill Periods during the 360 day interval preceding the Default Notice, or (ii) the date on which the Subordinated Creditor receives a notice from the Trustee that the Standstill Period is terminated or (iii) the date on which all such defaults have been cured or waived with the Trustee's unconditional permission; provided however, that (x) no Standstill Period shall be imposed under this clause (b) with respect to the same default for a period of ninety (90) days after the last day of any Standstill Period.

         "State" means the State of Illinois.

         "Subordinated Creditor" shall have the meaning set forth in the initial paragraph to this Agreement.

         "Subordinated Indebtedness" means any and all existing and future indebtedness, liabilities and obligations of the Borrower to the Subordinated Creditor of every kind and nature whatsoever, including, without limitation, such indebtedness, liabilities, and obligations of the Borrower to the Subordinated Creditor (a) which are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, acquired directly or by assignment, unsecured, secured, future advances, incurred or assumed, and all guaranties, indemnifications and other undertakings of Persons other than the Borrower with respect to the foregoing, (b) which relate to or arise from guaranties, indemnifications or other similar agreements in favor of third parties made by the Subordinated Creditor at the request or for the benefit of the Borrower, including, without limitation, the "Unifrax Guarantees" (as that term is defined in the Indenture), (c) which are claims of indemnification, reimbursement or contribution of the Subordinated



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Creditor against the Borrower or any other Person relating in any manner to obligations of the Borrower or the Security, (d) which are claims of whatever nature and whenever arising on account of the avoidance of payments or other transfers to or for the benefit of the Subordinated Creditor in Insolvency Proceedings or otherwise, or (e) which are claims (including, without limitation, claims arising or accruing after the commencement of Insolvency Proceedings by or against the Borrower or any of the assets of the Borrower, whether or not such claims are allowed) for interest, expense payments, liquidation costs, and attorneys' fees and expenses, all of the foregoing whether arising under contract, by tort, at law, in equity or otherwise.

         "Subordinated Promissory Note" has the meaning set forth in EXHIBIT A to this Agreement. The indebtedness evidenced by the Subordinated Promissory
Note is part of the Subordinated Indebtedness.

         Section 1.2 OTHER DEFINITIONAL PROVISIONS.

         Unless otherwise defined herein, all terms used herein which are defined by the Illinois Uniform Commercial Code shall have the same meanings as assigned to them by the Illinois Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Senior Note Documents and any of the Senior Note Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                                  SUBORDINATION
                                  -------------

         Section 2.1 SUBORDINATED INDEBTEDNESS.

                  2.1.1 SUBORDINATION.

                  Subject to the terms and conditions of this Agreement, the Subordinated Creditor hereby subordinates and postpones the payment and the time of payment of all of the Subordinated Indebtedness to and in favor of the indefeasible and full payment in cash and the time of payment of the Senior Note Indebtedness. The Subordinated Creditor and the Borrower represent and warrant to the Trustee and the Noteholders that all existing Subordinated Indebtedness is described in EXHIBIT A attached hereto and made a part hereof.

                  2.1.2 PAYMENTS.

         Until all of the Senior Note Indebtedness has been fully and indefeasibly paid in cash, the Subordinated Creditor shall not, without the prior written consent of the Trustee, ask, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the Subordinated Indebtedness; PROVIDED, HOWEVER, that unless a Standstill Period exists, the Subordinated Creditor may receive and may enforce its right to receive any payments



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described in EXHIBIT B attached hereto and made a part hereof. The Subordinated
Creditor agrees that if, during (with the Trustee's express written permission) or within five (5) Business Days following any Standstill Period, the Borrower pays amounts due or coming due during the Standstill Period or performs any obligation to the Subordinated Creditor which has given rise to a default under the Subordinated Indebtedness, the Borrower, by making such payment or performing such obligation, shall be deemed to have cured and the Subordinated Creditor to have waived any default under the Subordinated Indebtedness which may have arisen on account of the failure to make that payment or perform that obligation earlier.

                  2.1.3 LEGEND ON SUBORDINATED INDEBTEDNESS.

                  The Subordinated Creditor and the Borrower agree and warrant that any instrument, agreement, security or other writing now or hereafter evidencing all or any portion of the Subordinated Indebtedness shall bear on its face a clear and conspicuous legend that it is subject to the terms of this Agreement. Until all Senior Note Indebtedness has been indefeasibly paid in full in cash, the Borrower shall not issue any instrument, security or other writing (other than those, if any, described in EXHIBIT A) evidencing any part of the Subordinated Indebtedness or amend or modify in any respect any such instrument, security or other writing except at the request of and in that manner requested by the Trustee.

         Section 2.2 SECURITY.

                  2.2.1 SECURITY FOR SUBORDINATED INDEBTEDNESS.

                  The Subordinated Creditor and the Borrower agree, represent and warrant that the Subordinated Indebtedness is not, and shall not be secured in any way directly or indirectly by any Security.

                  2.2.2 NO ACTION BY SUBORDINATED CREDITOR.

                  Until the Senior Note Indebtedness has been fully and indefeasibly paid in cash, the Subordinated Creditor shall not, without the prior written consent of the Trustee, ask, demand, assign, declare a default under, accelerate, sue for, liquidate, sell, foreclose, set off, collect, accept a surrender, receive any proceeds, petition, commence or otherwise initiate any Insolvency Proceedings (or join any other Person in so doing) against the Borrower or its assets, commence any action or proceeding to contest the provisions of this Agreement or the priority of the Lien, if any, or other interest, if any, of the Trustee and/or the Noteholders in the Security, or otherwise realize or seek to realize upon all or any part of the Security; PROVIDED, HOWEVER, that, except during a Standstill Period, the Subordinated Creditor may receive and may enforce its right to receive any payments described in EXHIBIT B attached hereto and made a part hereof.

                  2.2.3 PROVISIONS WITH RESPECT TO LIENS.

                  The following shall govern any Lien in favor of the Subordinated Creditor or any Security for the Subordinated Obligations, provided, however, that nothing in this Section 2.2.3 shall be deemed to consent to any such Lien or Security:

                           (a) The Subordinated Creditor hereby subordinates the
lien and priority of the Subordinated Creditor's existing and future Liens and other interests, if any, in



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and to the Collateral to the existing and future interest, if any, of the
Trustee and/or the Noteholders in the Collateral notwithstanding the time of attachment of the interests of the Trustee and/or the Noteholders or the Subordinated Creditor or the time the Senior Note Indebtedness or the Subordinated Indebtedness is incurred. The lien priorities provided in this Section shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of either the Senior Note Indebtedness or the Subordinated Indebtedness, nor by any action or inaction which the Trustee and/or the Noteholders or the Subordinated Creditor may take or fail to take in respect of the Collateral, except as otherwise provided above in this subsection.

                           (b) In the event the Trustee and/or the Noteholders
may from time to time execute releases, partial releases, terminations, reconveyances, subordinations or other documents releasing or otherwise limiting the interests of the Trustee and/or the Noteholders in the Collateral, the Subordinated Creditor agrees to execute and deliver at the same time such further documents as the Trustee may require to effect a corresponding change to the Subordinated Creditor's position in the same Collateral.

                  2.2.4 SENIOR CREDIT AGREEMENT.

                  The Subordinated Creditor and the Borrower hereby notify the Trustee and the Noteholders that the Senior Credit Agreement prohibits the Borrower from granting or from suffering a Lien or any Security to secure the Senior Note Indebtedness and nothing in this Agreement shall be construed as granting or consenting (by the Borrower or by the Agent or the Lender under the Senior Credit Agreement, or otherwise) to a Lien or any Security to secure the Senior Note Indebtedness. The Senior Note Indebtedness is not secured by any Liens or any Security.

         Section 2.3 FURTHER REPRESENTATIONS AND WARRANTIES.

         The Subordinated Creditor represents and warrants to the Trustee and the Noteholders that:

                           (a) the Subordinated Creditor is the exclusive legal
and beneficial owner of the Subordinated Indebtedness and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Trustee and/or the Noteholders;

                           (b) true, correct and complete copies of all
documents relating to the Subordinated Indebtedness in effect as of the date hereof have been furnished to the Trustee;

                           (c) the execution, delivery and performance of this
Agreement is within the corporate powers of the Subordinated Creditor, has been duly authorized by all necessary corporate action of the Subordinated Creditor, and does not contravene any law, any provision of the certificate of incorporation or the by-laws of the Subordinated Creditor or any agreement to, or any law, rule, order or regulation, which the Subordinated Creditor is a party or by which it or its properties are bound; and



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                           (d) this Agreement has been properly executed and
delivered and constitutes the valid and legally binding obligations of the Subordinated Creditor and is fully enforceable against the Subordinated Creditor in accordance with its terms.

         Section 2.4 FURTHER DOCUMENTS.

         The Subordinated Creditor and the Borrower agree they shall promptly execute such further documents and acknowledgements as the Trustee may reasonably require to confirm or evidence their respective obligations and the Trustee's rights under this Agreement.

                                  ARTICLE III
                           DISTRIBUTIONS AND RECEIPTS
                           --------------------------

         Section 3.1 DISTRIBUTIONS, ETC.

                  3.1.1 APPLICATION OF PROCEEDS.

                  In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or to any indebtedness, liabilities and obligations of the Borrower, by reason of the liquidation, dissolution or other winding up of the Borrower or Borrower's business, or in the event of any sale or Insolvency Proceedings with respect to the Borrower or its assets, then in any such event, any payment, distribution or benefit of any kind whatsoever or character, either in cash, securities or other property which shall be payable, deliverable or receivable upon or with respect to all or any part of the Subordinated Indebtedness shall be paid or delivered directly to the Trustee for application to the Senior Note Indebtedness (whether due or not due and in such order and manner as the Trustee may elect; and including, without limitation any interest accruing subsequent to the commencement of any such event or Insolvency Proceedings) until the Senior Note Indebtedness shall have been fully and indefeasibly paid in cash and satisfied.

                  3.1.2 INSOLVENCY PROCEEDINGS.

                  In connection with any Insolvency Proceedings, the Subordinated Creditor hereby irrevocably authorizes and empowers the Trustee, and irrevocably appoints the Trustee the Subordinated Creditor's attorney-in-fact to take any of the following actions if the Subordinated Creditor has failed to take such actions within 10 days prior to any deadline therefor (a) demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, (b) enforce claims comprising Subordinated Indebtedness in the name of the Trustee, or the name of the Subordinated Creditor, by proof of debt, proof of claim, suit or otherwise; (c) collect any assets of the Borrower distributed, dividend or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Indebtedness and apply the same, or the proceeds of any realization upon the same, to Senior Note Indebtedness (whether due or not due in such order and manner as the Trustee may elect) until all Senior Note Indebtedness, shall have been indefeasibly paid in full in cash; (d) vote claims compromising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; (e) take generally any action which the Subordinated Creditor might otherwise take; and
(f) take such other actions in the Trustee's own



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name or in the name of the Subordinated Creditor or otherwise, as the Trustee may reasonably deem necessary or advisable to carry out the provisions of this Agreement.

                  3.1.3 EXECUTION OF ADDITIONAL DOCUMENTS.

                  The Subordinated Creditor hereby agrees to execute and deliver to the Trustee such powers of attorney, notices, assignments, endorsements, releases, other documents or other instruments as may be reasonably requested by the Trustee in order to enable the Trustee to enforce any and all claims upon or with respect to the Subordinated Indebtedness and/or the Security, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness and/or the Security.

         Section 3.2 RECEIPTS BY SUBORDINATED CREDITOR.

         Should any payment or distribution not permitted by the provisions of this Agreement or property or proceeds thereof be received by the Subordinated Creditor upon or with respect to all or any part of the Subordinated Indebtedness and/or the Security prior to the full payment and satisfaction of the Senior Note Indebtedness, the Subordinated Creditor will immediately deliver the same as required under the Senior Credit Subordination Agreement and this Agreement in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor when the Trustee reasonably deems appropriate), for application to the Senior Note Indebtedness (whether or not any amount is then due and in such order and manner as the Senior Indenture may require or, absent such a requirement, as the Trustee may elect), and, until so delivered, the same shall be held in trust by the Subordinated Creditor as property of the Trustee on behalf of the Trustee and the Noteholders. In the event of the failure of the Subordinated Creditor to make any such endorsement or assignment, the Trustee, or any of its officers or employees on behalf of the Trustee, is hereby irrevocably authorized in its own name or in the name of the Subordinated Creditor to make the same, and is hereby appointed the Subordinated Creditor's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS
                              ---------------------

         Section 4.1 CONSENTS, WAIVERS, ETC.

         The Subordinated Creditor hereby consents that at any time and from time to time and with or without consideration, the Trustee and/or the Noteholders may, without further consent of or notice to the Subordinated Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, renew, extend, change the manner, time, place and terms of payment of, sell, exchange, release, substitute, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner: (a) all or any part of the Senior Note Indebtedness;
(b) all or any of the Senior Note Documents; (c) all or any part of any property at any time included within the Collateral; and (d) any Person at any time primarily or secondarily liable for all or any part of the Senior Note Indebtedness and/or any collateral and security therefor, all as if this Subordination Agreement and any interest which the Subordinated Creditor has in the Collateral did not exist; provided,



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however, that nothing in this Section 4.1 shall be deemed to consent to any expansion of the scope of the Senior Note Indebtedness.

         Section 4.2 CONTINUING AGREEMENT.

         This is a continuing Subordination Agreement until all of the Senior
Note Indebtedness has been fully and indefeasibly paid in cash, until all of the Senior Note Indebtedness and all of the Subordinated Creditor's obligations to the Trustee and the Noteholders have been performed and satisfied, until the Trustee and the Noteholders have no obligation or agreement to allow further Senior Note Indebtedness. Without implying any limitation on the foregoing, if at any time any payment or assets distributed or paid over, or portion thereof, made by, or for the account of, the Borrower, by the Subordinated Creditor or otherwise on account of any of the Senior Note Indebtedness is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by the Trustee and/or the Noteholders to the Borrower or any other Person under any Insolvency Proceedings or otherwise, the Subordinated Creditor and the Borrower hereby agree that this Agreement shall continue and remain in full force and effect or be reinstated, as the case may be, all as though any such payment had not been made and this Agreement had at all times remained in effect.

         Section 4.3 NO THIRD PARTY BENEFICIARIES.

         The provisions of this Agreement are solely for the benefit of the Trustee and the Noteholders, other holders or obligees under the Senior Note Indebtedness, and their respective successors and assigns under the Senior Indenture, and, subject to the provisions of Section 2.2.4 (Senior Credit Agreement), there are no other parties or Persons whatsoever (including, without limitation, the Borrower and its successors and assigns) who are intended to be benefited in any manner whatsoever by this Agreement.

         Section 4.4 TRANSFERS BY SUBORDINATED CREDITOR.

         The Subordinated Creditor agrees not to subordinate, assign or transfer all or any part of the Subordinated Indebtedness or the Security to any Person other than the Trustee and the Noteholders without the prior written consent of the Trustee.

         Section 4.5 TRANSFER OR ASSIGNMENT OF SENIOR NOTE INDEBTEDNESS.

         If any of the Senior Note Indebtedness should be transferred or assigned by the Trustee and/or the Noteholders, this Agreement will inure to the benefit of the transferee or assignee of the Trustee and/or the Noteholders to the extent of such transfer or assignment, provided that the Trustee and/or the Noteholders shall continue to have the unimpaired right to enforce this Agreement as to any of the Senior Note Indebtedness not so transferred or assigned.

         Section 4.6 ACTIONS UPON BREACH.

                  4.6.1 BORROWER'S DEFENSE.

                  If the Subordinated Creditor, in violation of this Agreement, commences or participates in any action or proceeding against the Borrower or the Security, the Borrower may interpose as a defense or dilatory plea the making of this Agreement, and the Trustee may intervene and interpose such defense or plea in the name of the Trustee and/or the Noteholders or in the name of the Borrower. Should the Subordinated Creditor, in violation of this Agreement,



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

in any way attempt to enforce payment of the Subordinated Indebtedness or any part thereof or to realize upon the Collateral or any part thereof, either the Trustee (in the name of the Trustee and/or the Noteholders or in the name of the Borrower), the Borrower itself, or the Trustee and the Borrower, may restrain the Subordinated Creditor from so doing, it being understood and agreed by the Subordinated Creditor that (a) the damages of the Trustee and/or the Noteholders and/or the Borrower from the Subordinated Creditor's actions may at that time be difficult to ascertain and may be irreparable, and (b) the Subordinated Creditor waives any defense that the Borrower and/or that the Trustee and/or the Noteholders cannot demonstrate damage and/or can be made whole by the awarding of damages. The Subordinated Creditor hereby irrevocably authorizes and empowers the Lender, and irrevocably appoints the Trustee the Subordinated Creditor's attorney-in-fact for the purpose of executing and delivering such assignments, endorsements, releases, other instruments and other documents which the Subordinated Creditor is or may be required to execute and deliver under the terms of this Agreement.

                  4.6.2 EQUITABLE RELIEF FOR TRUSTEE AND THE NOTEHOLDERS.

                  If any one or more of the Subordinated Creditor or the Borrower contrary to this Agreement, makes, attempts to or threatens to make or receive any payment, take any action with respect to the Security or take any action contrary to this Agreement, or fails to take any action required by this Agreement, the Trustee and/or the Noteholders may obtain relief by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Subordinated Creditor and the Borrower that (a) the damages of the Trustee and/or the Noteholders from the actions of the Subordinated Creditor may at that time be difficult to ascertain and may be irreparable and (b) the Subordinated Creditor and the Borrower waive any defense or claim that the Borrower and/or the Trustee and/or the Noteholders cannot demonstrate damage and/or can be made whole by the awarding of damages.

                  4.6.3 COSTS AND EXPENSES.

                  The Subordinated Creditor and the Borrower agree to indemnify the Trustee and the Noteholders and to hold the Trustee and the Noteholders harmless for any and all reasonable costs and expenses (including, without limitation, reasonable attorney's fees) as they arise, relating to actions of the Subordinated Creditor or the Borrower taken contrary to this Agreement.

         Section 4.7 STATEMENT OF DEBT.

         The Subordinated Creditor and the Borrower will, at any time or times upon the reasonable request of the Trustee, promptly furnish to the Trustee a true, correct and complete statement of the outstanding Subordinated Indebtedness.

         Section 4.8 SUBROGATION; MARSHALLING.

         The Subordinated Creditor shall not be subrogated to, or be entitled to any assignment of any Senior Note Indebtedness or evidence of the Senior Note Indebtedness or any Security until all Senior Note Indebtedness is indefeasibly paid and satisfied in full. The Subordinated Creditor hereby waives any and all rights to have any Security or any part thereof granted to the Trustee and/or the Noteholders marshaled in any Insolvency Proceedings or upon any foreclosure or other disposition of such Collateral by the Trustee and/or the Noteholders or otherwise.

         Section 4.9 BANKRUPTCY FINANCING.

         If the Borrower shall become subject to a proceeding under the Bankruptcy Code and if the Trustee desires to permit the use of cash collateral and/or to provide financing to such the Borrower under either Section 363 or
Section 364 of the Bankruptcy Code, the Subordinated Creditor agrees as follows:
(a) adequate notice to the Subordinated Creditor shall be deemed to have been given to Subordinated Creditor if the Subordinated Creditor receives notice three (3) business days prior to the entry of the order approving such financing, and (b) no objection will be raised by the Subordinated Creditor to any such financing on the ground of a failure to provide "adequate protection" for the Subordinated Creditor's junior lien on the Collateral or any other grounds, provided the Subordinated Creditor retains a lien on and security interest in the post-petition Collateral to the extent and with the same priority as existed prior to the commencement of the proceeding under the Bankruptcy Code. For purposes of this Section, notice of a proposed financing or use of cash collateral shall be deemed given when given, in the manner prescribed by this Agreement, to the Subordinated Creditor or its counsel.

                                   ARTICLE V
                                  MISCELLANEOUS
                                  -------------

         Section 5.1 NOTICES.

         All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

                  Borrower:         Unifrax Corporation
                                    2351 Whirlpool Street
                                    Niagara Falls, New York  14305-2413
                                    Attention: Mark D. Roos

                                    with copies to:

                                    Charles W. Hardin, Jr., Esquire
                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio  44114

                  Trustee
                  and Noteholders:          Chase Manhattan Trust Company, N.A.
                                            One Oxford Centre
                                            301 Grant St., Suite 1100
                                            Pittsburgh, PA  15219
                                            Attention: Mary Newby
                                            Telecopy No.: (412) 456-5565



                  Subordinated      SEPR
                  Creditor:         Les Miroirs, 18 Boulevard D'Alsace
                                    92096, La Defense
                                    Attention:  Marie-Armelle Chupin
                                    Telecopy:  No. 33.1.4762.3683

         By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

         Section 5.2 ADDITIONAL SENIOR NOTE INDEBTEDNESS.

         Nothing herein contained shall obligate the Trustee and/or the Noteholders to grant credit to, or continue financing arrangements with, the Borrower.

         Section 5.3 DELAY IN ENFORCEMENT, ETC.

         No delay or failure on the part of the Trustee and/or the Noteholders to exercise any of its rights or remedies hereunder or now or hereafter existing at law or in equity or by statute or otherwise, or any partial or single exercise thereof, shall constitute a waiver thereof. All such rights and remedies are cumulative and may be exercised singly or concurrently and the exercise of any one or more of them will not be a waiver of any other. No modification to or waiver of any of the rights and remedies of the Trustee and/or the Noteholders under this Agreement or otherwise, and no modification or amendment of this Agreement, shall be deemed to be made by the Trustee and/or the Noteholders unless the same shall be in writing, duly signed on behalf of the Trustee and/or the Noteholders, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights and remedies of the Trustee and/or the Noteholders hereunder in any other respect at any other time. Without limiting the generality of the foregoing, the Trustee may proceed against the Borrower with or without proceeding against any guarantor, surety, indemnitor or any other Person who may be liable for all or any part of the Obligations, may proceed against all or any part of the Security, or may refrain taking all or any such action without affecting the agreements and obligations of the parties to this Agreement.

         Section 5.4 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the Subordinated Creditor and the Borrower and the Subordinated Creditor's and the Borrower's successors and assigns and shall inure to the benefit of the Trustee and the Noteholders and their respective successors and assigns, and other holders of or obligees under the Senior Note Indebtedness.

         Section 5.5 HEADINGS.

         The paragraph headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms hereof.

         Section 5.6 APPLICABLE LAW; JURISDICTION.

                  5.6.1 APPLICABLE LAW.

                  The parties to this Agreement acknowledge and agree that this Agreement shall be governed by the laws of the State, as if this Agreement had been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Subordinated Creditor or the Borrower, this Agreement may be executed elsewhere.

                  5.6.2 SUBMISSION TO JURISDICTION.

                  The parties to this Agreement irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Senior Note Documents. The parties to this Agreement irrevocably waive, to the fullest extent permitted by law, any objection that either of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding and may be enforced in any court in which the applicable party is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the applicable party in one of the manners specified in this Section or as otherwise permitted by applicable laws.

                  5.6.3 APPOINTMENT OF TRUSTEE FOR SERVICE OF PROCESS.

                  The Subordinated Creditor and the Borrower hereby, individually, irrevocably designate and appoint The Corporation Trust Incorporated, Baltimore, Maryland, as its authorized Trustee to receive on its behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this Section in any state or federal court sitting in the State. If such Trustee shall cease so to act, the Subordinated Creditor or the Borrower, as the case may be, shall irrevocably designate and appoint without delay another such Trustee in the State satisfactory to the Trustee and shall promptly deliver to the Trustee evidence in writing of such other Trustee's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

                  5.6.4 SERVICE OF PROCESS.

                  The parties to this Agreement hereby consent to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, at the address designated in or pursuant to Section 5.1 (Notices), and (b) serving a copy thereof upon the Trustee, if any, designated and appointed as Trustee for service of process by or pursuant to this

Section. The parties to this Agreement irrevocably agree that such service (y) shall be deemed in every respect effective service of process in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service. Nothing in this Section shall affect the right of the Trustee to serve process in any manner otherwise permitted by law or limit the right of the Trustee otherwise to bring proceedings against the Subordinate Creditor or the Borrower, as the case may be, in the courts of any jurisdiction or jurisdictions.

         IN WITNESS THEREOF, the signatures and seals of the Subordinated Creditor and of the Borrower are subscribed to this Agreement as of the date first written above.

WITNESS/ATTEST:                              SOCIETE EUROPEENNE DE PRODUITS
                                             REFRACTAIRES, Trustee
                                             (Subordinated Creditor)



/s/ Alain Coupaye                            By:  /s/ Roland Lazard      (SEAL)
-------------------------                       -------------------------
    Alain Coupaye                                 Roland Lazard
                                                  Attorney-in-Fact

WITNESS/ATTEST:                              UNIFRAX CORPORATION
                                             (Borrower)

/s/ Thor Luth                                By: /s/ Mark D. Roos        (SEAL)
-------------------------                       -------------------------
    Thor Luth                                     Mark D. Roos
                                                  Vice President

                                                                       EXHIBIT A

                            SUBORDINATED INDEBTEDNESS
                            -------------------------

              AMOUNT                             EVIDENCE OF INDEBTEDNESS
              ------                             ------------------------

Subordinated Promissory Note dated October 4, 2000 in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) from the Borrower to the Subordinated Creditor.

Subordinated Promissory Note dated October 4, 2000, from the Borrower to the Subordinated Creditor in the original principal amount of Eight Million Dollars ($8,000,000) and as may be increased on each anniversary of the date of that Subordinated Promissory Note commencing on the first anniversary thereof, by an amount up to Four Million Dollars ($4,000,000) as long as the Borrower would be permitted to issue to the Subordinated Creditor at such time a guaranty in such amount of the Holdings Note under the terms of the Senior Indenture; provided that notwithstanding the foregoing, the aggregate principal amount of the Subordinated Note - Subordinated Creditor will (a) cease to so increase at such time as the Holdings Note shall have been paid in full and (b) not, together with the aggregate principal amount of the Holdings Note and the face amount of the Unifrax Guarantees, be increased to an amount in excess of $28,500,000.

                                                                       EXHIBIT B

                               PERMITTED PAYMENTS
                               ------------------

         The Subordinated Creditor may receive payment of that portion of the Subordinated Indebtedness consisting of timely payments of accrued and unpaid interest commencing January 31, 2001.

         The Subordinated Creditor may receive payment of that portion of the Subordinated Indebtedness consisting of payment of principal and interest at maturity (without giving effect to any acceleration of the maturity date currently provided in the instruments and documents described in EXHIBIT A; provided, however that payments under Section 2(c)(ii) of the Subordinated Promissory Note dated October 4, 2000 in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) from the Borrower to the Subordinated Creditor will not be deemed prepayments).

         In no event shall the Subordinated Creditor receive any prepayments of the Subordinated Indebtedness.